RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”), is made effective as of the 3rd day of March, 2016, (hereinafter called the “Date of Grant”), between Team Health Holdings Inc., a Delaware corporation (hereinafter called the “Company”), and [PARTICIPANT NAME] (hereinafter called the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Team Health Holdings Inc. Amended and Restated 2009 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the restricted stock unit award provided for herein (the “RSU Award”) to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.     Grant of the RSUs. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant a RSU Award consisting of a contractual right to receive 3,320 Shares (hereinafter called the “RSUs”). The RSUs shall vest and become nonforfeitable and provide for delivery of the Shares underlying such RSUs in accordance with Sections 2 and 3 hereof.
2.     Vesting
(a)    Subject to the Participant’s continued service on the board of directors of the Company (“Board Service”), the RSUs shall vest and become non-forfeitable with respect to thirty-three and one-third percent (33.333%) of the RSUs on each of the first, second, and third anniversaries of the Grant Date (the “Scheduled Vesting Dates”). Notwithstanding the foregoing, in the event the Participant’s Board Service ends (i) due to Participant’s resignation from Board Service, or (ii) due to Participant’s death or disability (any such termination under clause (i) or (ii), a “Qualified Termination”), then the RSUs shall be deemed to vest on a pro-rata daily basis over the three-year period commencing on the Date of Grant through the date of resignation, death or disability, as applicable.
(b)    If the Participant’s Board Service with the Company ends for any reason other than the reasons set forth in 2(a) above, all RSUs, to the extent not previously vested, shall be forfeited by the Participant without consideration.
(c)    Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control, the RSUs shall, to the extent not then vested and not previously forfeited, immediately become fully vested.
3.     Delivery of Shares Underlying the RSUs. Upon or as soon as practicable following the vesting of RSUs on a Scheduled Vesting Date, a Qualified Termination or upon a Change in Control, as applicable under Section 2 above, the Company shall deliver to the Participant a number of Shares corresponding to such vested number of RSUs in satisfaction of the Company’s obligations to the Participant in respect of such RSUs. Certificates evidencing the Shares delivered upon settlement of the RSUs as described in the preceding sentence shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the relevant Share delivery date; and no certificates shall be issued for fractional Shares. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership of Shares through un-certificated book entry. The Participant shall not be entitled to receive any Shares or other payments with respect to forfeited RSUs.
4.      No Rights as a Stockholder Prior to Settlement; Dividend Equivalent Rights. The Participant shall have no voting or other shareholder rights with respect to the Shares underlying the RSUs unless and until such Shares are delivered to the Participant in accordance with Sections 2 and 3 hereof. Notwithstanding the forgoing, the Participant shall be entitled to receive dividend equivalent payments with respect to outstanding RSUs as described in this Section 4. In the event that the Company pays any cash or in-kind dividends (including dividends paid in Shares) on Shares while the RSUs are outstanding, the Company shall credit to a notional account the cash and in-kind payments that would have been payable on the Shares underlying the RSUs if such Shares would have been outstanding at the time of dividend payment, and then the Company shall pay to the Participant such cash or in‑kind amounts when, and if, such corresponding Shares underlying the RSUs are delivered to the Participant pursuant to Section 3. In the event that the RSUs are forfeited pursuant to Section 2, any corresponding dividend equivalent payment rights shall also be forfeited.
5.      No Right to Continued Board Service. The granting of the RSUs evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Board Service of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Board Service of such Participant
6.     Transferability. The RSUs may not, at any time prior to settlement of the underlying Shares pursuant to Section 3, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
7.     Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the RSUs, their grant or vesting or any payment or transfer with respect to the RSUs and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
8.     Securities Laws. Upon the vesting and settlement of any RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
9.     Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws.
11.    RSU Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSU Award and the RSUs granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
12.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.
Team Health Holdings Inc.

__________________________________
Name: Steven E. Clifton
Title: Executive Vice President and General Counsel

Participant

[PARTICIPANT NAME]

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